Exhibit 99.1

May 2020 First Quarter 2020 Investor Presentation (NASDAQ: AFIN)

CORPORATE UPDATE

American Finance Trust

AFIN's focused effort in response to the COVID-19 crisis resulted in tremendous successes as we've received 79% of April Cash Rent [1] due, including 92% of April Cash Rent due from our single-tenant portfolio

- ✓ ***Resilient Portfolio Built for Success:*** We expect that the financial strength and creditworthiness of the tenants in our portfolio will offset the potential effects of this crisis and will continue to position AFIN well in the long-term. Although we are likely still in the early stages of this economic event, we are pleased with the resiliency our portfolio has shown through these uncertain times
- ✓ ***Corporate Response:*** Beginning in early March, our advisor took proactive steps to prepare for and actively mitigate the inevitable disruption COVID-19 would cause. Our advisor enacted safety measures, both required or recommended by local and federal authorities, including remote work policies, cooperation with localized closure or curfew directives, and social distancing measures
- ✓ ***Proactive Approach with Positive Results:*** We remain in direct contact with our tenants since the crisis began, creating open dialogue and deepening the fundamental relationships that we have carefully developed through prior transactions and historic operations. Thanks to these conversations and the strenuous due diligence and underwriting standards our team has adhered to over the last several years, we've experienced tremendous success in our rent collection efforts during this pandemic
  - ✓ **For the month of April, AFIN received 79% of the Cash Rent due across the portfolio, including over 97% of the Cash Rent due from our top 20 tenants[2]**
  - ✓ **Of the April Cash Rent remaining, rent Deferral Agreements[1] have been approved[3] for 4% of the unpaid Cash Rent while another 16% of rent is currently in deferral Negotiation[1]. The typical[4] Deferral Agreement defers payment of approximately 30% of the Cash Rent due each month for April, May and June of 2020, with payment due during the first half of 2021**
- ✓ ***Prudent Capital Management:*** The Company has taken additional steps to maximize our financial flexibility and minimize risks during this uncertain time. In March we drew on our credit facilities to enhance our liquidity position as the scope of the crisis became apparent. Additionally, the Board approved a change in the annual Common Stock dividend to $0.85 per share, from $1.10 per share previously. This change went into effect with the second quarter dividend. We believe that this action was prudent in the current environment in order to preserve capital, and will strengthen the Company's cash flow by $6.8 million per quarter
  - ✓ **Net loss attributable to common stockholders per share of ($0.08)**
  - ✓ **First quarter AFFO per share of $0.23[5]**
  - ✓ **New quarterly dividend per share of $0.21**

Note: Collection data as of April 30, 2020. Excludes April Cash Rent or Deferral Agreements executed or approved after April 30, 2020 that would apply to April Cash Rent. This information may not be indicative of any future period. The impact of the COVID-19 pandemic in our rental revenue for the second quarter of 2020 and thereafter cannot be determined at present. The ultimate impact on our future results of operations and liquidity will depend on the overall length and severity of the COVID-19 pandemic, which management is unable to predict.

1) See Definitions in the appendix for a full description.
2) Based on April Cash Rent as of March 31, 2020. Refer to slide 4 for additional information on our top 20 tenants.
3) Consists of executed Deferral Agreements and approved Deferral Agreements where the tenant and AFIN have agreed to certain rent deferral terms and conditions. Approved Deferral Agreements are pending executed agreements.
4) Means the approximate median statistical value of executed and approved Deferral Agreements.
5) See appendix for Non-GAAP reconciliations.

American Finance Trust, Inc. 2

APRIL CASH RENT COLLECTION

American Finance Trust

AFIN received 79% of April Cash Rent due with an additional 20% under Deferral Agreement or Negotiation with typical payment terms of approximately 30% of rent for Q2'20 deferred until 1H'21

Rent Collection Highlights(1)

79% of April Cash Rent received, including 92% from our single-tenant portfolio

- ✓ AFIN's best-in-class portfolio features a balance of top 10 tenants that are 80% actual or implied Investment Grade rated(2) resulting in a higher April Cash Rent collection rate

16% of April Cash Rent currently in deferral Negotiation

- ✓ Our proactive outreach created direct dialog with our tenants, allowing our team members to understand the potential challenges our tenants are facing and develop mutually agreeable resolutions

4% of April Cash Rent approved for Deferral Agreement

- ✓ We have entered into various lease Deferral Agreements with an average deferral period of three months and payment of deferred Cash Rent during the first six months of 2021

97% of April Cash Rent received by top 20 tenants(3)

- ✓ Top 20 tenants represent 56% of April Cash Rent and are 74% Investment Grade rated(3)

April Cash Rent Collection Detail(1)



1%
4%
16%
79%
April Cash Rent Paid
Deferral in Negotiation
Approved Deferral Agreement
Other

April Cash Rent Status(1)	Single Tenant	Multi Tenant	Total Portfolio
April Cash Rent Paid	**92%**	**52%**	**79%**
Deferral in Negotiation	4%	42%	**16%**
Approved Deferral Agreement	4%	5%	**4%**
Other(4)	0%	1%	**1%**
Total	**100%**	**100%**	**100%**

1) As of April 30, 2020. Excludes April Cash Rent or Deferral Agreements executed or approved after April 30, 2020 that would apply to April Cash Rent.
2) Ratings information as of March 31, 2020. Weighted based on annualized straight-line rent as of March 31, 2020, AFIN's top 10 tenants are 60% actual Investment Grade rated and 20% implied Investment Grade.
3) Based on April Cash Rent as of March 31, 2020. Refer to slide 4 for additional information on our top 20 tenants.
4) Consists of tenants who have made a partial payment and/or tenants without active communication on a potential Deferral Agreement. There can be no assurance that such Cash Rent will be collected.

American Finance Trust, Inc. 3

American Finance Trust

TOP 20 TENANTS

AFIN received over 97% of April Cash Rent due from our top 20 tenants[(1)], representing 56% of total portfolio annual base rent

Tenant	Investment Grade Rating[(1)]	Cash Rent Received[(2)]	Percent of April Cash Rent	Industry
Truist Bank	A2	100%	7%	Retail Banking
Sanofi US	A1	100%	6%	Pharmaceuticals
AmeriCold	Aaa*	100%	5%	Refrigerated Warehousing
Mountain Express Oil Co.	Ba1*	100%	4%	Gas/Convenience
Fresenius	Baa3	100%	4%	Healthcare
Stop & Shop	Baa1*	100%	3%	Grocery
Bob Evans	Ba3*	97%[(3)]	3%	Casual Dining
Home Depot	A2	100%	3%	Home Improvement
Dollar General	Baa2	100%	3%	Discount Retail
Lowes	Baa1	100%	2%	Home Improvement
United Health	A3	100%	2%	Healthcare
FedEx Ground	Baa2*	100%[(4)]	2%	Freight
Burger King	n.a.	50%[(3)]	2%	Quick Service Restaurant
DaVita Inc.	Ba2	100%	2%	Healthcare
Best Buy	Baa1	100%	2%	Wireless / Electronics
Walgreen Co.	Baa2	100%	2%	Pharmacy
Kohl's Corporation	Baa2*	100%	1%	Department Store
O'Charley's	n.a.	60%[(2)]	1%	Casual Dining
Pizza Hut	B1	100%	1%	Quick Service Restaurant
American Car Center	B2*	100%	1%	Auto Retail
Top 20 Tenants	**74% IG Rated[(1)]**	**97%**	**56%**	

*Represents Moody's Implied Rating

AFIN's best in class portfolio features a high percentage of tenants that provide essential services

1) Ratings information as of March 31, 2020. Based on April Cash Rent as of March 31, 2020, AFIN's top 20 tenants are 53% actual Investment Grade rated and 21% implied Investment Grade.
2) As of April 30, 2020. Excludes April Cash Rent or Deferral Agreements executed or approved after April 30, 2020 that would apply to April Cash Rent.
3) As agreed upon in the Approved Deferral Agreement with respective tenant.
4) Includes 2 properties for which we have received proof of payment.

American Finance Trust, Inc. 4

American Finance Trust, Inc. Q1 2020 COMPANY HIGHLIGHTS Service - Oriented Retail Focus AFIN’s portfolio consists of 69% Service Retail (1) or Experiential Retail (1) tenants that are more resistant to e - commerce vs. traditional retail High Portfolio Occupancy 95% portfolio Occupancy (1) with a balance of single - tenant assets with long - term leases and retail centers focused on Experiential Retail (1) tenants High - Quality Portfolio 80 % of top - ten tenants are actual or implied Investment Grade (1) Strong Balance Sheet Liquidity (1) including cash and cash equivalents of $176 million and modest Net Leverage (1) of 38.8% Robust Acquisition Program Robust acquisition program of $90 million closed during Q1’2020 (2) with 1.6% weighted average annual Rent Escalators (1) Substantial Rent Collection AFIN received 79% of April Cash Rent due, including over 97% of Cash Rent due from our top 20 tenants (3) 1) See Definitions in the appendix for a full description. 2) See slide 8 for additional information. 3) See slide 3 for additional information. 5

BEST-IN-CLASS PORTFOLIO

American Finance Trust

$3.9 billion portfolio of high-quality, mostly Investment Grade rated tenants featuring contractually embedded rental income growth

Portfolio Metrics	Q1'20	Q1'19
Real Estate Investments, at cost	$3.9 billion	$3.6 billion
Number of Properties	848	682
Square Feet (SF)	18.9 million	19.1 million
Annualized Straight Line Rent[1] (SLR)	$274 million	$252 million
Occupancy (%)	94.7%	94.0%
Executed Occupancy[1] (%)	94.7%	95.2%
Weighted Average Remaining Lease Term[1]	8.9 Years	8.8 Years
Weighted Average Annual Rent Escalator	1.3%	1.3%

Annualized Straight-Line Rent by Industry



Q1'20
$274 million
48%
11%
9%
32%
Q1'19
$252 million
40%
13%
12%
34%
Single-Tenant Retail
Distribution
Office
Multi-Tenant Retail

Investment Grade % *(Top Ten Tenants)*[2]



Q1'20
20%
80%
Q1'19
18%
5%
77%
Investment Grade
Non-Investment Grade
Not Rated

1) See Definitions in the appendix for a full description.
2) Based on annualized straight-line rent for the respective quarter end. For Q1'2020, ratings information as of March 31, 2020. AFIN's top 10 tenants are 60% actual Investment Grade rated and 20% implied Investment Grade. For Q1'19, ratings information is as of April 16, 2019. AFIN's top 10 tenants are 48% actual investment grade rated and 29% implied investment grade.

American Finance Trust, Inc. 6

QUARTERLY HIGHLIGHTS – Q1 2020

American Finance Trust



Robust Acquisition Program[1]

- Acquired 31 single-tenant properties for $90 million at a 8.4% weighted average Cap Rate[2].
- Acquisition pipeline of $45 million, focused on service oriented single-tenant retail assets.
- Total closed and pipeline acquisitions of $135 million with a weighted average Cash Cap Rate[2] of 7.5% and a weighted average Cap Rate of 8.3%.


amazon

Significant Rent Collection

- AFIN's focused effort and proactive tenant communication to COVID-19 resulted in 79% of April Cash Rent received.
- Received over 97% of April Cash Rent due from our top 20 tenants[3].
- Received 92% of April Cash Rent due from our single-tenant portfolio.



Portfolio Enhancement

- Since 2017, AFIN has acquired 454 single-tenant properties with a weighted average Remaining Lease Term[2] of 16 years[4] and sold 92 single-tenant properties with a weighted average Remaining Lease Term of 6 years[5].
- AFIN has not acquired any multi-tenant properties since Q2'17.
- Multi-tenant Occupancy of 87.3% at quarter end, up from 84.8% in the first quarter 2019.



Strategic Dispositions

- Captured disposition arbitrage through the sale of 2 occupied Truist Bank (formerly SunTrust Bank) properties for gross dispositions of $4 million at an average 5.7% disposition Cash Cap Rate.
- Dispositions resulted in net proceeds of nearly $2 million which were redeployed into acquisitions with a weighted average Cap Rate of 8.1%, providing a 240 basis point arbitrage spread.

AFIN continues to focus on rent collections and enhancing its superior portfolio of high-quality real estate assets

1) Refer to slide 8 for additional information.
2) See Definitions in the appendix for a full description.
3) Based on April Cash Rent as of March 31, 2020. Refer to slide 4 for additional information on our top 20 tenants.
4) Refer to slide 4 for additional information.
5) Weighted average lease term remaining based on disposition date for dispositions and remaining lease term as of March 31, 2020 for acquisitions.

American Finance Trust, Inc. 7

ROBUST ACQUISITION ACTIVITY

American Finance Trust

Closed on 31 single-tenant assets in the first quarter for $90 million at a 8.4% weighted average Cap Rate and have a $45 million pipeline with a weighted average Cap Rate of 8.1%

($ in millions, square feet in thousands, lease term remaining in years)

Closed Transactions	Property Type	Number of Properties	Square Feet	Purchase Price[3]	Wgt. Avg. Cap Rate[1]	Lease Term Remaining[4]	Closed
Advanced Auto	Traditional Retail	1	7	$1.5		9.5	Q1'20
IMTAA (Gas & Convenience)	Service Retail	1	3	$3.8		19.3	Q1'20
DaVita	Service Retail	1	7	$2.6		9.6	Q1'20
Pizza Hut	Service Retail	2	5	$1.2		20.0	Q1'20
American Car Center	Traditional Retail	16	178	$40.9		20.0	Q1'20
BJ's Wholesale Club	Traditional Retail	1	110	$11.2		10.6	Q1'20
Mammoth Car Wash	Service Retail	9	56	$28.8		20.0	Q1'20
2020: Total Closed		**31**	**366**	**$90.0**	**8.4%**	**16.8**	

Pipeline[2]	Property Type	Number of Properties	Square Feet	Purchase Price[3]	Wgt. Avg. Cap Rate[1]	Lease Term Remaining[4]	Status
Mammoth Car Wash	Service Retail	1	18	$6.9		20.0	Closed Q2'2020
Mammoth Car Wash	Service Retail	1	4	$3.7		20.0	Signed PSA
DaVita	Service Retail	1	10	$1.6		11.2	Signed PSA
GPM (Gas & Convenience)	Service Retail	32	107	$32.5		16.0	Signed PSA
Total Closed after Q1'120 + Q2'20 Pipeline		**35**	**139**	**$44.7**	**8.1%**	**16.2**	
2020: Total Closed + Pipeline		**66**	**505**	**$134.7**	**8.3%**[1]	**16.6**	

1) Weighted average based on square feet. See Definitions in the appendix for a full description.
2) Includes pipeline as of April 15, 2020. PSAs are subject to conditions. There can be no assurance these pipeline acquisitions will be completed on their current terms, or at all.
3) Represents the contract purchase price and excludes acquisition costs which are capitalized per GAAP.
4) Weighted average remaining lease term is based on square feet as of the respective acquisition date for closed transactions and estimated acquisition date for pipeline.

American Finance Trust, Inc. 8

American Finance Trust, Inc. ACQUISITION & STRATEGIC DISPOSITION PROGRAM We continue to improve the portfolio by opportunistically acquiring service - oriented retail properties with long term leases Note: Data reflects closed dispositions and acquisitions during the period from January 1, 2017 through March 31, 2020 excluding the multi - tenant properties acquired in the American Realty Capital Retail Centers of America, Inc. (“RCA”) merger in February 2017 . All data weighted by annualized straight - line rent as of March 31, 2020 . 1) Weighted average lease term remaining based on disposition date for dispositions and remaining lease term as of March 31, 2020 for acquisitions. 9 Metrics Dispositions Acquisitions Number of Properties 92 454 Wgt. Avg. Remaining Lease Term (1) 6 Years 16 Years Service Retail 20% 78% Traditional Retail 1% 18% Distribution 34% 3% Office 45% 1% 2017 Through Q1 2020 Transaction Summary Wgt. Average Lease Term Remaining (1) Service Retail Acquisition Focus Acquired Properties Increasing Service Retail Concentration Increasing Lease Duration 22% 78% Non-Service Retail Service Retail 6 Years 16 Years 2017 Through Q1 2020 Dispositions 2017 Through Q1 2020 Acquisitions

SINGLE-TENANT PORTFOLIO

American Finance Trust

Service-oriented retail focused portfolio with embedded long-term rental increases to Investment Grade rated tenants

Portfolio Metrics	Q1'20	Q1'19
Real Estate Investments, at cost	**$2.4 billion**	**$2.1 billion**
Number of Properties	**815**	**649**
Total Square Feet (SF)	**11.6 million**	**12.0 million**
Annualized Straight-Line Rent (SLR)	**$186 million**	**$165 million**
Occupancy (%)	**99.3%**	**99.5%**
Weighted Average Remaining Lease Term	**10.9 Years**	**10.8 Years**
Investment Grade[2] (%)	**66%**	**74%**
Weighted Average Annual Rent Escalator	**1.3%**	**1.3%**

Single-Tenant Property and Tenant Type[1]

Retail	Service Retail	Restaurant	16%	58%
		Retail Banking	11%	
		Gas/Convenience	11%	
		Healthcare	9%	
		Grocery	5%	
		Pharmacy	3%	
		Auto Services	3%	
	Traditional Retail	Discount Retail	4%	13%
		Auto Retail	4%	
		Home Improvement	3%	
		Specialty Retail	1%	
		Furniture	1%	
Distribution				16%
Office				14%

Geographic Exposure



1) Based on annualized straight-line rent.
2) Based on annualized straight-line for the respective quarter end. AFIN's Q1 2020 single-tenant portfolio tenants are 44% actual and 22% implied Investment Grade rated. During Q1'19, AFIN's single-tenant portfolio tenants were 46% actual and 28% implied Investment Grade Rated. Weighted by annualized straight-line rent as of March 31, 2020 and March 31, 2019 respectively.

American Finance Trust, Inc. 10

ATTRACTIVE SINGLE-TENANT PORTFOLIO

American Finance Trust

Higher percentage of Investment Grade, service-oriented retail tenants compared to peers

Single-Tenant Highlights

- ✓ Single-tenant portfolio mostly leased to actual or implied Investment Grade rated tenants, supporting our successful 92% April Cash Rent collection in our single tenant portfolio
- ✓ AFIN's single-tenant portfolio features minimal near term lease expirations with 90%[1] of leases expiring after 2024
- ✓ Since 2017, 78%[2] of acquisitions included Service Retail properties that we believe are more resistant to e-commerce vs. Traditional Retail

% Investment Grade Tenants[3] *(Single-Tenant)*



66%
49%
44%
39%
18%
n.a.
n.a.
American Finance Trust
SPIRIT
VEREIT
STORE

% of Rent Expiring through 2024[1] *(Single-Tenant)*



3%
7%
10%
17%
24%
27%
35%
STORE
American Finance Trust
SPIRIT
VEREIT

Service as % of Retail Exposure[4] *(Single-Tenant)*



96%
82%
77%
72%
58%
55%
48%
American Finance Trust
STORE
SPIRIT
VEREIT

Source: Company filings, Green Street Advisors.

Note: Company metrics as of March 31, 2020, peer metrics as of the last reporting period of December 31, 2019. See definitions in the appendix for a full description.

1) Base on annualized straight-line rent as of March 31, 2020.
2) Based on acquisitions during the period from January 1, 2017 through March 31, 2020 excluding the multi-tenant properties acquired in the American Realty Capital Retail Centers of America, Inc. ("RCA") merger in February 2017. Weighted by annualized straight-line rent as of March 31, 2020.
3) Based on annualized straight-line rent as of March 31, 2020. AFIN's single-tenant portfolio is comprised of 44% actual Investment Grade rated and 22% implied Investment Grade rated tenants. Peers report tenants with actual Investment Grade ratings. STORE Capital and Essential Properties do not disclose tenant credit ratings.
4) Peers may define service retail differently than AFIN.

American Finance Trust, Inc. 11

American Finance Trust, Inc. MULTI - TENANT PORTFOLIO Well - positioned multi - tenant assets with substantial leasing upside Portfolio Metrics Q1’20 Q1’19 Real Estate Investments, at cost $1.5 billion $1.5 billion Number of Properties 33 33 Total Square Feet (SF) 7.2 million 7.2 million Annualized Straight Line Rent (SLR) $88 million $87 million Occupancy (%) 87.3% 84.8% Executed Occupancy (%) 87.3% 88.0% Weighted Average Remaining Lease Term 4.8 Years 4.9 Years Weighted Average Annual Rent Escalator 1.2% 1.4% Multi - Tenant Property / Tenant Type Experiential / E - Commerce Defensive Restaurant 14% 49% Entertainment 10% Discount Retail 9% Salon / Beauty 5% Grocery 4% Other 7% Other Traditional Retail Specialty Retail 31% 51% Wireless / Electronics 6% Sporting Goods / Fitness 5% Department Store 4% Home Improvement 2% Other 3% Geographic Exposure 12

40% 34% 34% 33% 32% 28% WRI SITC RPAI KRG RPT AFIN 96% 96% 95% 95% 94% 87% RPAI KRG WRI RPT SITC AFIN American Finance Trust, Inc. 13 WELL - POSITIONED MULTI - TENANT PORTFOLIO WITH SIGNIFICANT LEASING UPSIDE 33 property multi - tenant portfolio of large, well - located shopping centers with significant leasing upside and limited near term lease expirations Source: Company filings. Note: Company metrics as of March 31, 2020; peer metrics as of the last reporting period of December 31, 2019. See definitio ns in the appendix for a full description. 1) Based on annualized straight - line rent as of March 31, 2020. AFIN’s top 10 tenants in the multi - tenant portfolio are comprised o f 24% actual Investment Grade rated and 20% implied Investment Grade rated tenants. Peer tenants is comprised of actual Investment Grade ratings. % of Rent Expiring through 2022 (Multi - Tenant) % Investment Grade Top 10 Tenants (1) (Multi - Tenant) Significant Leasing Upside % Leased (Multi - Tenant) x AFIN’s multi - tenant occupancy provides incremental leasing upside as compared to its peers x AFIN’s multi - tenant portfolio features minimal near term lease expirations with only 28% of leases expiring through 2022 x 44% of the top 10 tenants in AFIN’s multi - tenant portfolio are Investment Grade rated (1) , increasing the quality and stability of earnings in our portfolio 60% 46% 44% 44% 39% 25% WRI RPAI AFIN SITC KRG RPT Multi - Tenant Highlights

6,109 6,267 84.8% 87.3% 81.0% 82.0% 83.0% 84.0% 85.0% 86.0% 87.0% 88.0% 6,000 6,002 6,004 6,006 6,008 6,010 6,012 6,014 6,016 6,018 6,020 6,022 6,024 6,026 6,028 6,030 6,032 6,034 6,036 6,038 6,040 6,042 6,044 6,046 6,048 6,050 6,052 6,054 6,056 6,058 6,060 6,062 6,064 6,066 6,068 6,070 6,072 6,074 6,076 6,078 6,080 6,082 6,084 6,086 6,088 6,090 6,092 6,094 6,096 6,098 6,100 6,102 6,104 6,106 6,108 6,110 6,112 6,114 6,116 6,118 6,120 6,122 6,124 6,126 6,128 6,130 6,132 6,134 6,136 6,138 6,140 6,142 6,144 6,146 6,148 6,150 6,152 6,154 6,156 6,158 6,160 6,162 6,164 6,166 6,168 6,170 6,172 6,174 6,176 6,178 6,180 6,182 6,184 6,186 6,188 6,190 6,192 6,194 6,196 6,198 6,200 6,202 6,204 6,206 6,208 6,210 6,212 6,214 6,216 6,218 6,220 6,222 6,224 6,226 6,228 6,230 6,232 6,234 6,236 6,238 6,240 6,242 6,244 6,246 6,248 6,250 6,252 6,254 6,256 6,258 6,260 6,262 6,264 6,266 6,268 6,270 6,272 6,274 6,276 6,278 6,280 6,282 6,284 6,286 6,288 6,290 6,292 6,294 6,296 6,298 6,300 6,302 6,304 6,306 6,308 6,310 6,312 6,314 6,316 6,318 6,320 6,322 6,324 6,326 6,328 6,330 6,332 6,334 6,336 6,338 6,340 6,342 6,344 6,346 6,348 6,350 6,352 6,354 6,356 6,358 6,360 6,362 6,364 6,366 6,368 6,370 6,372 6,374 6,376 6,378 6,380 6,382 6,384 6,386 6,388 6,390 6,392 6,394 6,396 6,398 6,400 Q1'19 Occupancy Q1'20 Occupancy Q1'19 Occupancy Q1'20 Occupancy Leasing Commentary » AFIN completed several lease extensions relating to agreements made with tenants seeking COVID - 19 related rent relief » In Q1’2020, AFIN completed 7 renewals, increasing occupancy and adding new long - term leases » Lease renewals to add nearly $74,000 in additional annual cash rent and extended the weighted average lease remaining term by 4 years American Finance Trust, Inc. 14 MULTI - TENANT LEASING ACTIVITY 1) Data as of April 15, 2020, excluding Q1 Occupancy. Occupancy Statistics Leased SF (thousands) % Leased Q1 2020: Occupancy 6,267 87.3% Q1 2020: Executed Occupancy (1) 4 87.3% Leasing Pipeline: LOI (1) Executed 82 Total 6,353 Occupied Square Feet Increased from 6,109k to 6,267k (Square feet in thousands) Robust year over year multi - tenant leasing activity resulting in an occupancy increase of 250bps with substantial leasing upside

7% 6% 5% 5% 4% 3% 3% 3% 2% 2% 60% 0% 20% 40% 60% 80% SunTrust Bank Sanofi US Mountain Express Oil Co. AmeriCold Fresenius Stop & Shop Bob Evans Home Depot Dollar General Lowes Remaining portfolio American Finance Trust, Inc. PORTFOLIO TENANT OVERVIEW 1) Ratings information is as of March 31, 2020. Weighted based on annualized straight - line rent as of March 31, 2020, AFIN’s top 10 tenants are 60% actual Investment Grade rated and 20% implied Investment Grade. 2) Weighted based on annualized straight - line rent as of March 31, 2020. Top Tenant Overview (1) Remaining Tenants Moody’s/S&P Credit Rating: 15 A2 Portfolio Lease Expiration Schedule (Total Portfolio) x The single - tenant portfolio features minimal near term lease expirations with 61% of total portfolio leases expiring after 2024 x AFIN’s multi - tenant portfolio features balanced, minimal near term lease expirations through 2024 Multi - Tenant Properties – 4.8 years weighted average lease term remaining Single - Tenant Properties – 10.9 years weighted average lease term remaining A1 Ba1* Aaa * Baa1* Ba3* A2 Baa1 x 80 % of top ten tenants are actual or implied Investment Grade (1) rated with 1.4% average annual Rent Escalators x Top ten tenants are 55 % service retail focused (2) Baa3 Baa2 2% 3% 4% 4% 6% 11% 0% 3% 1% 2% 1% 61% 0% 10% 20% 30% 40% 50% 60% 70% 2020 2021 2022 2023 2024 Thereafter *Represents Moody’s Implied Rating.

TRUIST BANK REDEPLOYMENT INITIATIVE

American Finance Trust

Redeploying proceeds from occupied Truist Bank dispositions into accretive acquisitions with improved portfolio metrics

Key Benefits

- ✓ During Q1'20 and April 2020, AFIN completed the sale of 4 occupied Truist Banks with a weighted average Remaining Lease Term of 8.7 years at a 5.6% weighted average Cash Cap Rate, generating $9.5 million of gross proceeds[1]
  ($2.2 million premium or 31% above original purchase price)
- ✓ As of April 15, 2020, AFIN is under contract to sell 2 occupied Truist Bank assets with a weighted average Remaining Lease Term of 7.9 years at a 5.6% weighted average Cash Cap Rate, generating $3.6 million of gross proceeds[1]
  ($0.8 million premium or 30% above original purchase price)
- ✓ AFIN was notified in April that Truist Bank will be transferring the leases on 8 of the Company's properties to First Horizon Bank, a strong regional Investment Grade bank with approximately 300 branches, further decreasing the Company's concentration of properties leased to Truist Bank[2]
- ✓ AFIN's acquisition pipeline has a weighted average Cap Rate of 8.1% with a 16.2 year weighted average Remaining Lease Term, allowing the company to benefit from attractive spreads from the Truist Bank dispositions and extend the lease duration of the Company's best in class portfolio

Reducing Truist Bank Exposure



11.2%
183
Occupied Properties
12/31/2017
8.9%
143
Occupied Properties
AFIN Public Listing
(Q3'18)
6.7%
121
Occupied Properties
3/31/2020
6.2%
109
Occupied Properties
Post First Horizon Lease Transfers
and Dispositions Under Contract

Note: The analysis above excludes data related to any vacant Truist Bank properties. As of March 31, 2020, AFIN owned 122 Truist Bank properties which included 1 vacant property and 121 occupied properties. After March 31, 2020 but before April 15, 2020, AFIN sold 2 Truist Bank properties for $5.6 million at a 5.5% disposition Cap Rate. Additionally, Truist Bank notified AFIN that 8 of the Company's leased properties will be transferred to First Horizon Bank. There can be no assurance that these dispositions will be completed on their current terms, or at all.

1) Gross proceeds represents contract sale price exclusive of closing costs and associated mortgage payoffs. Mortgage payoff related to Q1 2020 and as of April 15, 2020 disposition of $3.4 million. Estimated mortgage payoffs related to Truist Bank dispositions under contract are $1.1 million.
2) As of March 31, 2020, Truist Bank was rated A2 by Moody's and First Horizon Bank was rated Baa3 by Moody's.

American Finance Trust, Inc. 16

Q1 2020 FINANCIAL HIGHLIGHTS

American Finance Trust

AFIN continues to actively manage its capital structure and is focused on locking in long-term debt at low fixed interest rates to support its real estate portfolio

Debt Capitalization	($mm)
Single-Tenant Mortgages	$1,050
Multi-Tenant Mortgages	$271
Total Secured Debt	**$1,321**
Revolving Credit Facility	$483
Total Unsecured Debt	**$483**
Total Debt	**$1,804**
Weighted Average Interest Rate(1)	**4.2%**

Earnings Summary *($ mm)*	Q1'20
Net loss Attributable to Common Stockholders	($9.2)
NOI(2)(4)	$62.3
Cash NOI(2)(4)	$59.0
Adjusted Funds from Operations (AFFO)(2)(5)	$25.2
Funds from Operations (FFO)(2)(5) per Share	$0.22
Adjusted Funds from Operations (AFFO)(2)(5) per Share	$0.23
Weighted Average Basic and Diluted Shares Outstanding	108.4

Key Capitalization Metrics	($mm)
Net Debt(2)(3)	$1,629
Gross Asset Value(2)	$4,200
Net Debt(3) / Adjusted EBITDA(4)(5)	**8.1x**
Net Debt(3) / Gross Asset Value(2)	**38.8%**

Financial Highlights

- ✓ AFIN has taken additional steps to enhance the company's flexibility and minimize the company's risk during these uncertain times
- ✓ In March, we drew on our credit facility to enhance our cash position as the scope of the crisis became apparent and reduced the Company's annualized common stock dividend from $1.10 per share to $0.85 per share
  - ✓ We believe that this action was prudent in the current environment in order to preserve capital, and will strengthen the Company's cash flow by $6.8 million per quarter
- ✓ Net loss attributable to common stockholders per share of ($0.08)
- ✓ First quarter AFFO per share of $0.23(5)
- ✓ New quarterly dividend per share of $0.21

Note: Metrics as of and for the three months ended March 31, 2020. Availability under the credit facility is $39.3 million as of March 31, 2020. See Definitions in the appendix for a full description of terms.
1) Weighted average interest rate based on balance outstanding as of March 31, 2020.
2) See Definitions in the appendix for a full description.
3) Excludes the effect of deferred financing costs, net and mortgage premiums, net.
4) Adjusted EBITDA is annualized based on Q1 2020 results.
5) See appendix for Non-GAAP reconciliations.

American Finance Trust, Inc. 17

American Finance Trust, Inc. 18 EXPERIENCED MANAGEMENT Jason Slear Executive Vice President of Real Estate Acquisitions and Dispositions ▪ Responsible for sourcing, negotiating, and closing AR Global's real estate acquisitions and dispositions ▪ Oversaw the acquisition of over $3.5 billion of real estate assets and the lease - up of over 10 million square feet during professional career Michael Weil Chief Executive Officer, President and Chairman of the Board of Directors ▪ Founding partner of AR Global ▪ Previously served as Senior VP of sales and leasing for American Financial Realty Trust ▪ Served as president of the Board of Directors of the Real Estate Investment Securities Association (n/k/a ADISA) Katie Kurtz Chief Financial Officer, Treasurer and Secretary ▪ Previously served as chief financial officer at New York City REIT, Inc., American Realty Capital - Retail Centers of America, Inc ., Business Development Corporation of America II and Crossroads Capital, Inc. (formerly BDCA Venture, Inc.). ▪ Previously served as chief accounting officer at Carlyle GMS Finance, Inc., The Carlyle Group’s business development company, Di rector of Finance and Controller for New Mountain Finance Corporation, and Controller at Solar Capital Ltd ▪ Mrs. Kurtz began her career at PricewaterhouseCoopers, LLP and is a certified public accountant in New York State Boris Korotkin Senior Vice President of Capital Markets and Corporate Strategy ▪ Responsible for leading all debt capital market transactions ▪ Former Executive Vice President of Transaction Structuring for American Financial Realty Trust Zachary Pomerantz Senior Vice President of Asset Management ▪ Responsible for asset management and leasing activity ▪ Former Asset Manager for New York REIT, Inc., a nearly 2 million square foot portfolio of New York City properties ▪ Previously worked at ProMed Properties, Swig Equities, Tishman Speyer and Mall Properties

Confidential – Not for Distribution 19 19 Legal Notices

DISCLAIMERS

American Finance Trust

This presentation includes estimated projections of future operating results. These projections were not prepared in accordance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections. This information is not fact and should not be relied upon as being necessarily indicative of future results; the projections were prepared in good faith by management and are based on numerous assumptions that may prove to be wrong. Important factors that may affect actual results and cause the projections to not be achieved include, but are not limited to, risks and uncertainties relating to the company and other factors described in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2019, the Company's subsequent Quarterly Reports on Form 10-Q and in future filings with the SEC. The projections also reflect assumptions as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in the estimates. Accordingly, there can be no assurance that the estimates will be realized. This presentation also contains estimates and information concerning our industry, including market position, market size, and growth rates of the markets in which we participate, that are based on industry publications and reports. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry publications and reports. The industry in which we operate is subject to a high degree of uncertainty and risk due to variety of factors, including those described in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 27, 2020, and the Company's subsequent Quarterly Reports on Form 10-Q filed with the SEC. These and other factors could cause results to differ materially from those expressed in these publications and reports.

This presentation contains estimates and information concerning the Company's industry and the Company's peer companies that are based on industry publications, reports and peer company public filings. The Company has not independently verified the accuracy of the data contained in these industry publications, reports and peer company public filings. These estimates and information involve a number of assumptions and limitations, and you are cautioned not to rely on or give undue weight to this information.

This presentation contains COVID-19 information and may not be indicative of any future period. The impact of the COVID-19 pandemic on our rental revenue for the second quarter of 2020 and thereafter cannot be determined at present. The ultimate impact on our future results of operations and liquidity will depend on the overall length and severity of the COVID-19 pandemic, which management is unable to predict.

American Finance Trust, Inc. 20

FORWARD-LOOKING STATEMENTS

American Finance Trust

Certain statements made in this presentation are "forward-looking statements" (as defined in Section 21E of the Exchange Act), which reflect the expectations of the Company regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, market and other expectations, objectives, and intentions, as well as any other statements that are not historical facts.

The Company currently anticipates that the majority of the concessions granted to its tenants as a result of the COVID-19 pandemic will be rent deferrals with the original lease term unchanged and collection of deferred rent deemed probable. The Company's revenue recognition policy requires that it must be probable that the Company will collect virtually all of the lease payments due and does not provide for partial reserves, or the ability to assume partial recovery. In light of the COVID-19 pandemic, the FASB and SEC agreed that for leases where the total lease cash flows will remain substantially the same or less than those after the COVID-19 related effects, companies may choose to forgo the evaluation of the enforceable rights and obligations of the original lease contract as a practical expedient and account for rent concessions as if they were part of the enforceable rights and obligations of the parties under the existing lease contract. As a result, we do not expect rental revenue used to calculate Net Income and NAREIT FFO to be significantly impacted by deferrals. In addition, since we currently believe that these amounts are collectible, we would not plan to adjust from AFFO the amounts recognized under GAAP relating to rent deferrals.

Our potential risks and uncertainties are presented in the section titled "Item 1A-Risk Factors" disclosed in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 27, 2020, and the Company's subsequent Quarterly Reports on Form 10-Q filed with the SEC. Forward-looking statements speak as of the date they and, we disclaim any obligation to update and revise statements contained in these materials to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. The following are some of the risks and uncertainties relating to us, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward-looking statements:

- All of our executive officers are also officers, managers, employees or holders of a direct or indirect controlling interest in American Finance Advisors, LLC (the "Advisor") or other entities under common control with AR Global Investments, LLC (the successor business to AR Capital, LLC, "AR Global"). As a result, our executive officers, the Advisor and its affiliates face conflicts of interest, including significant conflicts created by the Advisor's compensation arrangements with us and other investment programs advised by affiliates of AR Global and conflicts in allocating time among these entities and us, which could negatively impact our operating results.
- The trading price of our Class A common stock and 7.50% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share (the "Series A Preferred Stock"), may fluctuate significantly.
- Lincoln Retail REIT Services, LLC ("Lincoln") and its affiliates, which provide services to the Advisor in connection with our retail portfolio, faces conflicts of interest in allocating its employees' time between providing real estate-related services to the Advisor and other programs and activities in which they are presently involved or may be involved in the future.
- The performance of our retail portfolio is linked to the market for retail space generally and factors that may impact our retail tenants, such as the increasing use of the Internet by retailers and consumers.
- Our rental revenue is dependent upon the success and economic viability of our tenants.
- We may be unable to enter into and consummate property acquisitions on advantageous terms or our property acquisitions may not perform as we expect.
- Provisions in our revolving unsecured corporate credit facility may limit our ability to pay dividends on our Class A common stock, our Series A Preferred Stock or any other equity interests we may issue.
- We have not generated, and in the future may not generate, operating cash flows sufficient to fund all of the dividends we pay our stockholders, and, as such, we may be forced to fund dividends from other sources, including borrowings, which may not be available on favorable terms, or at all.
- We may be unable to pay or maintain cash dividends at the current rate or increase dividends over time.
- We are obligated to pay fees, which may be substantial, to the Advisor and its affiliates.
- We are subject to risks associated with a pandemic, epidemic or outbreak of a contagious disease, such as the ongoing global COVID-19 pandemic.
- We are subject to risks associated with any dislocations or liquidity disruptions that may exist or occur in credit markets of the United States of America from time to time, including disruptions and dislocations caused by the ongoing COVID-19 pandemic.
- Our operating results are affected by economic and regulatory changes that have an adverse impact on the real estate market in general, and we are subject to risks associated with any dislocation or liquidity disruptions that may exist or occur in global financial markets, including the credit markets of the United States of America.
- We may fail to continue to qualify to be treated as a real estate investment trust ("REIT") for U.S. federal income tax purposes, which would result in higher taxes, may adversely affect our operations and would reduce the value of an investment in our Class A common stock, our Series A Preferred Stock and our cash available for dividends.

American Finance Trust, Inc. 21

Confidential – Not for Distribution 22 22 Appendix

American Finance Trust, Inc. 23 DEFINITIONS AFFO : In calculating AFFO, we start with FFO, then we exclude certain income or expense items from AFFO that we consider to be more reflective of investing activities, such as non - cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our day to day operating business plan, such as amounts related to the litigation arising out of AFIN's 2017 merger with American Realty Capital - Retail Centers of America, Inc . (the “Merger”) . These amounts include legal costs incurred as a result of the litigation, portions of which have been and may in the future be reimbursed under insurance policies maintained by us . Insurance reimbursements are deducted from AFFO in the period of reimbursement . We believe that excluding the litigation costs and subsequent insurance reimbursements litigation arising out of the Merger helps to provide a better understanding of the operating performance of our business . Other income and expense items also include early extinguishment of debt and unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments and gains and losses on investments . In addition, by excluding non - cash income and expense items such as amortization of above - market and below - market leases intangibles, amortization of deferred financing costs, straight - line rent, and share - based compensation related to restricted shares and the 2018 outperformance agreement with the Advisor from AFFO, we believe we provide useful information regarding those income and expense items which have a direct impact on our ongoing operating performance . By providing AFFO, we believe we are presenting useful information that can be used to better assess the sustainability of our ongoing operating performance without the impact of transactions or other items that are not related to the ongoing performance of our portfolio of properties . AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently . Annualized Straight - Line Rent : Straight - line rent which is annualized and calculated using most recent available lease terms as of the period end indicated . Cap Rate : Capitalization rate is a rate of return on a real estate investment property based on the expected, annualized straight - lined rental income that the property will generate under its existing lease during its first year of ownership . Capitalization rate is calculated by dividing the annualized straight - lined rental income the property will generate (before debt service and depreciation and after fixed costs and variable costs) and the purchase price of the property . Weighted average cap rates are based on square feet unless otherwise indicated . Cash Cap Rate : For acquisitions, cash cap rate is a rate of return on a real estate investment property based on the expected, annualized cash rental income during the first year of ownership that the property will generate under its existing lease . For dispositions, cash cap rate is a rate of return based on the annualized cash rental income of the property to be sold . For acquisitions, cash cap rate is calculated by dividing the annualized cash rental income the property will generate (before debt service and depreciation and after fixed costs and variable costs) and the purchase price of the property . For dispositions, cash cap rate is calculated by dividing the annualized cash rental income by the contract sales price for the property . Weighted average cash cap rates are based on square feet unless otherwise indicated . Cash NOI : We define Cash NOI as NOI excluding amortization of above/below market lease intangibles and straight - line adjustments that are included in GAAP lease revenues . Cash Rent : Represents total of all contractual rents on a cash basis due from tenants as stipulated in the originally executed lease agreements at inception or any lease amendments thereafter prior to a Deferral Agreement . Deferral Agreement : An amendment to the original lease agreement, or any lease amendments executed prior to this amendment, executed by the tenant and landlord in light of COVID - 19 pandemic to defer a certain portion of cash rent . Executed Occupancy : Includes Occupancy as of March 31 , 2020 as defined below as well as all leases executed by both parties as of March 31 , 2020 where the tenant has yet to take possession as of such date . Experiential Retail : We define Experiential Retail as multi - tenant properties leased to tenants in the restaurant, discount retail, entertainment, salon/beauty, and grocery sectors, among others . FFO : We define FFO, a non - GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper and approved by the Board of Governors of NAREIT effective in December 2018 (the "White Paper") . The White Paper defines FFO as net income or loss computed in accordance with GAAP excluding depreciation and amortization related to real estate, gains and losses from sales of certain real estate assets, gain and losses from change in control and impairment write - downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity . Adjustments for unconsolidated partnerships and joint ventures are calculated to exclude the proportionate share of the non - controlling interest to arrive at FFO attributable to stockholders . Our FFO calculation complies with NAREIT's definition .

American Finance Trust, Inc. 24 DEFINITIONS (CONTINUED) GAAP : Accounting principles generally accepted in the United States of America Gross Asset Value : Total assets plus accumulated depreciation and amortization . Investment Grade : As used herein, investment grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade . Implied investment grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or by using a proprietary Moody’s analytical tool, which generates an implied rating by measuring a company’s probability of default . Ratings information is as of March 31 , 2020 . Single - tenant portfolio tenants are 44 % actual investment grade rated and 22 % implied investment grade rate . Leasing Pipeline : Includes ( i ) all leases fully executed by both parties as of April 15 , 2020 , but after March 31 , and (ii) all leases under negotiation with an executed LOI by both parties as of April 15 , 2020 . Leasing pipeline includes 13 new leases totaling approximately 82 , 000 square feet . There can be no assurance that such lease will commence on their current terms, or at all . Leasing pipeline should not be considered an indication of future performance . Liquidity: Liquidity includes the amount available for future borrowings under the Company’s credit facility of $39.3 million and cash and cash equivalents. In accordance with the Company's credit facility, the Company is permitted to pay distributions in an aggregate amount not exceeding 105% of Modified FFO (as defined in the credit facility) for any applicable period if, as of the last day of the period, the Company is able to satisfy a maximum leverage ratio after giving effect to the payments and also has a combinatio n o f cash, cash equivalents and amounts available for future borrowings under the credit facility of not less than $60.0 million. The Company satisfied these requirements and relied on this exception for al l applicable periods (including the period ended March 31, 2020). The Company also expects it will rely on this exception in future periods. LOI: Means a non - binding letter of intent. Negotiation : Represents a ctive tenant discussions where no Deferral Agreement has yet been reached . There can be no assurance that these negotiations will be successful and will lead to Deferral Agreements on favorable terms, or at all . Net Debt : Total debt of $ 1 . 8 billion less cash and cash equivalents of $ 176 million as of March 31 , 2020 . Net Debt / Adjusted EBITDA : Represents ratio of net debt as of March 31 , 2020 of $ 1 . 6 billion, to the Company’s calculation of its adjusted earnings before interest, tax, depreciation and amortization (“EBITDA”) multiplied by 4 for the three months ended March 31 , 2020 . Net Leverage : Represents “Net Debt” as defined above divided by “Gross Asset Value” as defined above shown as a percentage . NOI : Defined as a non - GAAP financial measure used by us to evaluate the operating performance of our real estate . NOI is equal to total revenues, excluding contingent purchase price consideration, less property operating and maintenance expense . NOI excludes all other items of expense and income included in the financial statements in calculating net (loss) . Occupancy : Represents percentage of square footage of which the tenant has taken possession of divided by the respective total rentable square feet as of the date or period end indicated . PSA : Means a definitive purchase and sale agreement . Remaining Lease Term : Represents the outstanding tenant lease term . Weighted based on annualized straight - line rent as of the date or period end indicated . Rent Escalators : Contractual rent increases include fixed percent or actual increases, or CPI - indexed increases . Annual averages are based on annualized straight - line rent as of March 31 , 2020 . Service Retail : AFIN definition of Service Retail includes single - tenant retail properties leased to tenants in the retail banking, restaurant, grocery, phar macy, gas/convenience, healthcare, and auto services sectors . Traditional Retail : AFIN definition of Traditional Retail includes single - tenant retail properties leased to tenants in the discount retail, home improvement, furniture, specialty retail, auto retail, sporting goods sectors, wireless/electronics, department stores, and home improvement .

Three Months Ended March 31, 2020 March 31, 2019 (Unaudited) (Unaudited) EBITDA: Net income (loss) $ (5,543) $ (3,200) Depreciation and amortization 34,335 32,086 Interest expense 19,106 18,440 EBITDA 47,898 47,326 Impairment of real estate investments — 823 Acquisition, transaction and other costs 452 854 Equity - based compensation 3,211 3,021 Gain on sale of real estate investments (1,440) (2,873) Other income (72) (2,545) Adjusted EBITDA 50,049 46,606 Asset management fees to related party 6,905 6,038 General and administrative 5,328 6,061 NOI 62,282 58,705 Amortization of market lease and other intangibles, net (992) (1,839) Straight - line rent (2,265) (1,196) Cash NOI $ 59,025 $ 55,670 Cash Paid for Interest: Interest expense $ 19,106 $ 18,440 Amortization of deferred financing costs, net and change in accrued interest (1,712) (1,329) Amortization of mortgage discounts and premiums on borrowings 506 794 Total cash paid for interest $ 17,954 $ 17,905 American Finance Trust, Inc. 25 NON - GAAP RECONCILIATIONS Non - GAAP Measures Amounts in thousands

Three Months Ended March 31, 2020 March 31, 2019 (Unaudited) (Unaudited) Funds from operations (FFO): Net income (loss) attributable to common stockholders (in accordance with GAAP) $ (9,153) $ (3,227) Impairment of real estate investments — 823 Depreciation and amortization 34,335 32,806 Gain on sale of real estate investments (1,440) (2,873) Proportionate share of adjustments for non - controlling interest to arrive at FFO (52) (49) FFO attributable to common stockholders 23,690 26,760 Acquisition, transaction and other costs 452 854 Litigation cost reimbursements related to the Merger (9) (1,833) Amortization of market lease and other intangibles, net (992) (1,839) Straight - line rent (2,265) (1,196) Amortization of mortgage premiums on borrowings (560) (794) Equity - based compensation 3,211 3,021 Amortization of deferred financing costs, net and change in accrued interest 1,712 1,329 Proportionate share of adjustments for non - controlling interest to arrive at AFFO (2) 1 AFFO attributable to common stockholders $ 25,237 $ 26,303 Weighted - average common shares outstanding 108,364 106,077 Net income (loss) per share attributable to common stockholders — Basic and Diluted $ (0.08) $ (0.03) FFO per common share $ 0.22 $ 0.25 AFFO per common share $ 0.23 $ 0.25 Dividends declared $ 29,831 $ 29,207 American Finance Trust, Inc. 26 NON - GAAP RECONCILIATIONS Non - GAAP Measures Amounts in thousands, except per share data